 Filed pursuant to Rule 424(b)(3)
Registration No. 333-249556

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated November 5, 2020)

CuriosityStream Inc.

Primary Offering of
19,229,000 Shares Common Stock

Secondary Offering of
2,500,000 Shares of Common Stock

4,029,000 Warrants to Purchase Common Stock

This prospectus supplement supplements the prospectus dated November 5, 2020 (as supplemented to the date hereof, the “Prospectus”) filed with the Securities and Exchange Commission (“SEC”), which forms a part of our registration statement on Form S-1 (No. 333-249556). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K filed with the SEC on March 19, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to (i) 7,475,000 shares of our Common Stock, par value $0.0001 per share (“Common Stock”) issuable upon the exercise of warrants (the “Public Warrants”) originally sold as part of the units in our initial public offering (the “IPO”); (ii) up to 3,676,000 shares of our Common Stock issuable upon the exercise of warrants (the “Private Placement Warrants”) issued to Software Acquisition Holdings LLC in a private placement that closed concurrently with our IPO; (iii) up to 353,000 shares of our Common Stock issuable upon the exercise of warrants (the “PIPE Warrants” and together with the Public Warrants and the Private Placement Warrants, the “Warrants”) issued to the PIPE Investors (as defined below) in a private placement, and (iv) 7,725,000 shares of Common Stock issuable under our Omnibus Incentive Plan. Each Warrant entitles the holder thereof to purchase upon exercise one share of our Common Stock for $11.50 per share.

The Prospectus and this prospectus supplement also relate to the resale or distribution from time to time by the selling securityholders named in the Prospectus or their permitted transferees of (i) up to 2,500,000 shares of our Common Stock issued to certain third-party investors (the “PIPE Investors”) in private placements pursuant to Subscription Agreements entered into on August 10, 2020; (ii) 353,000 PIPE Warrants and (iii) 3,676,000 Private Placement Warrants.

Our Common Stock is traded on The Nasdaq Capital Market (the “NASDAQ”) under the symbol “CURI.” Our Warrants are traded on the NASDAQ under the symbol “CURIW”. On March 18, 2021, the last reported sale price of our Common Stock was $16.60 per share and the last reported sale price of our Warrants was $6.70 per Warrant.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.

See the section entitled “Risk Factors” beginning on page 5 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 19, 2021.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): March 19, 2021

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(Address of Principal Executive Offices, including zip code)

(301) 755-2050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, the Board of Directors (the “Board”) of CuriosityStream Inc. (the “Company”) and the Compensation Committee of the Board (the “Committee”) jointly approved a revision to Attachment A to Clint Stinchcomb’s Employment Agreement dated August 7, 2020. Prior to the revision, Attachment A provided that 100% of Mr. Stinchcomb’s annual bonus target would be divided equally between the Company’s achievement of (1) the revenue target, and (2) the net income or (loss) target indicated therein for each respective calendar year. As revised, the bonus target goals and weighting for 2021 and future bonus plans are and will be consistent with the bonus target goals and weighting applicable to other senior executives of the Company. The Committee set the weighting for senior executives’ 2021 bonus targets at 90% for the revenue target and 10% for the net income target.

On March 16, 2021, the Board and the Committee reviewed and approved the compensation structure of the Company for 2021, including the grant of certain equity incentive awards under the Company’s Omnibus Incentive Plan (the “Plan”) to executive officers of the Company. The Board approved the grant of restricted stock units (“RSUs”) and stock options to Tia Cudahy, Jason Eustace and Devin Emery (each, a “Grantee”). The equity awards will be granted in two tranches: (1) the first tranche will be granted on the date that is two days after the release of the Company’s December 31, 2020 quarterly and fiscal year earnings, and (2) the second tranche will be granted on the date that is two days after the release of the Company’s September 30, 2021 quarterly earnings. The number of RSUs to be granted to each Grantee on each grant date will be an amount equal to the product of $120,000 and 25%, divided by the Fair Market Value (as defined in the Plan) on the grant date. The number of stock options to be granted to each Grantee on each grant date will be an amount equal to the product of $120,000 and 75%, divided by the Fair Market Value on the grant date. The first $100,000 of stock options (measured by the Fair Market Value of the shares underlying the options) that are scheduled to vest in any calendar year with respect to each Grantee will be treated as incentive stock options to the extent permitted under applicable law. The remaining options will be treated as non-qualified stock options. The option exercise price will be equal to the Fair Market Value on the grant date. The RSUs and options will all vest over a period of four years in equal increments of 1/16th of the award on the last day of every third month, commencing with the first full month following the applicable grant date.

Item 5.08	Shareholder Director Nominations

The Company has determined that the date of the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”) will be Wednesday, June 16, 2021 at 12:00 p.m. E.T. The record date, time and location of the Annual Meeting will be set forth in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”).

Proposals to be included in the Proxy Statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company on or before the close of business on April 2, 2021, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Stockholders must deliver their proposals or nominations to the Company’s Corporate Secretary at the following address: CuriosityStream Inc., 8484 Georgia Ave., Suite 700, Silver Spring, Maryland 20910, Attention: Tia Cudahy. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s amended and restated bylaws (the “Bylaws”), stockholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 under the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary, Tia Cudahy, at the address specified above, no later than the close of business on March 29, 2021. Any such proposal must meet the requirements set forth in the Bylaws to be brought before the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement
10.2	Form of Non-Qualified Stock Option Agreement
10.3	Form of Incentive Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
Name: Title:	Tia Cudahy Chief Operating Officer and General Counsel

Date: March 19, 2021

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Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of the [Grant Date], between CuriosityStream Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Grantee”).

WHEREAS, the Company maintains the CuriosityStream Inc. 2020 Omnibus Incentive Plan (the “Plan”), pursuant to which the Company may grant, among other awards, Restricted Stock Units, which are subject to certain forfeiture provisions and/or certain restrictions on transferability pursuant to the terms of the Plan (capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan);

WHEREAS, the Company desires to grant to the Grantee Restricted Stock Units as provided herein; and

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Grant of Restricted Stock Units. The Company grants to the Grantee [# RSUs granted] Restricted Stock Units on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock Units, and rights hereunder, shall be retained by the Company.

2. Vesting. To the extent not previously forfeited and except as set forth in the Plan, the Restricted Stock Units shall become vested over four years in equal increments of 1/16th of the Restricted Stock Units on the last day of every third month, commencing with the first full month following the grant date, in each case, if the Grantee is continuously employed by the Company through the applicable vesting date. Except as provided in the Plan, in the event the Grantee’s employment terminates prior to the applicable vesting date, the Restricted Stock Units that would have vested on such date shall be forfeited by the Grantee.

3. Settlement. Subject to Section 6, Section 8, and as otherwise provided in the Plan, the Company shall deliver to the Grantee one Share in settlement of each Restricted Stock Unit that has vested as provided in Section 2 on the vesting date (or within 30 days thereafter) (the “Settlement Date”), by either, (x) issuing one or more certificates evidencing the Share to the Grantee or (y) registering the issuance of the Share in the name of the Participant through a book entry credit in the records of the Company’s transfer agent. No fractional Shares shall be issued in settlement of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of a Share on the settlement date. The issuance and transfer of Shares in connection with the Restricted Stock Units shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

4. Non-Assignability. The Restricted Stock Unit shall not be transferable by the Grantee, except as the Plan or this Agreement may otherwise provide.

5. No Shareholder Rights. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to the Grantee.

6. Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing the Grantee shall have the right to withhold from the Grantee, or otherwise require the Grantee or an assignee to pay, any such required withholding obligations arising as a result of grant or vesting and settlement of the Restricted Stock Units or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such withholding obligations.

7. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	CuriosityStream Inc.
8484 Georgia Ave., Ste. 700
Silver Spring, MD 20910
Attn: General Counsel

And to the Grantee at the most recent address Grantee has provided to the Company. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

8. Specified Employee Delay. If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Company, at a time when the Grantee becomes eligible for settlement of the Restricted Stock Units upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Grantee’s “separation from service” and (b) the Grantee’s death.

9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

10. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

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11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Recoupment. The Restricted Stock Units (and gains earned or accrued in connection with the Restricted Stock Units) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board (or committee thereof) from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to the Restricted Stock Units at the time of adoption of such policies, or on a prospective basis only. The Grantee shall also forfeit and disgorge to the Company the Restricted Stock Units and any gains earned or accrued due to the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 12 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

13. Authorization To Share Personal Data. The Grantee authorizes the Company and any Affiliate of the Company that employs the Grantee or that otherwise has or lawfully obtains personal data relating to the Grantee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

14. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

15. Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

[remainder of this page intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the Company and the Grantee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, as of the day and year first above written.

CURIOSITYSTREAM INC.	GRANTEE

By:
Its:

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Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made as of [Grant Date], between CuriosityStream Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Optionee”).

WHEREAS, each stock option granted hereunder shall be subject to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, the Company desires to grant to the Optionee the stock options as provided herein; and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Grant of Option. The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of [# Shares Subject to Option] Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2. Exercise Price. The purchase price of the Shares subject to the Option shall be [Exercise Price] per Share (the “Exercise Price”).

3. Vesting. To the extent not previously forfeited and except as set forth in the Plan, the Option shall become vested over four years in equal increments of 1/16th of the Option on the last day of every third month, commencing with the first full month following the grant date, in each case, if the Optionee is continuously employed by the Company through the applicable vesting date. Except as provided in the Plan, in the event the Optionee’s employment terminates prior to the applicable vesting date, the Option that would have vested on such date shall be forfeited by the Optionee. Once vested, the Option may be exercised at any time and from time to time prior to the 10th anniversary of the date hereof, or such earlier time as is provided in the Plan. Options may only be exercised with respect to whole Shares.

4. Manner of Exercise. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of the Option by the Optionee shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Optionee specifying the proposed date on which the Optionee desires to exercise the Option (the “Exercise Date”), the number of whole Shares with respect to which the Option is being exercised (the “Exercise Shares”) and the aggregate Exercise Price for such Exercise Shares or such other or different requirements as may be imposed by the Company. Unless otherwise determined by the Administrator, and subject to such other terms, representations and warranties as the Administrator may deem appropriate, (i) on or before the Exercise Date, the Optionee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the aggregate Exercise Price plus, if required by the Administrator, any required withholding taxes or other similar taxes, charges or fees (including, if made available by the Company, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Optionee may exercise the Option by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market, or other net cashless exercise or tax withholding arrangements) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

5. Non-Assignability. The Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	CuriosityStream Inc.
8484 Georgia Ave., Ste. 700
Silver Spring, MD 20910
Attn: General Counsel

And to the Optionee at the most recent address the Optionee has provided to the Company. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

9. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10. Authorization To Share Personal Data. The Optionee authorizes the Company and any Affiliate of the Company that employs the Optionee or that otherwise has or lawfully obtains personal data relating to the Optionee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

11. No Rights as Stockholder; No Voting Rights. The Optionee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Option until the exercise of the Option and delivery of the Exercise Shares.

12. Recoupment. The Options (and gains earned or accrued in connection with the Options) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board (or committee thereof) from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to the Options at the time of adoption of such policies, or on a prospective basis only. The Optionee shall also forfeit and disgorge to the Company the Options and any gains earned or accrued due to the exercise of the Options or the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 12 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

13. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Optionee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

14. Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Optionee and the Company.

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IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

CURIOSITYSTREAM INC.	OPTIONEE

By:
Its:

Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is made as of [Grant Date], between CuriosityStream Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Optionee”).

WHEREAS, each stock option granted hereunder shall be subject to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, the Company desires to grant to the Optionee the stock options as provided herein; and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Grant of Option. The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of [# Shares Subject to Option] Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be an Incentive Stock Option as defined in the Plan.

2. Exercise Price. The purchase price of the Shares subject to the Option shall be [Exercise Price] per Share (the “Exercise Price”).

3. Vesting. To the extent not previously forfeited and except as set forth in the Plan, the Option shall become vested over four years in equal increments of 1/16th of the Option on the last day of every third month, commencing with the first full month following the grant date, in each case, if the Optionee is continuously employed by the Company through the applicable vesting date. Except as provided in the Plan, in the event the Optionee’s employment terminates prior to the applicable vesting date, the Option that would have vested on such date shall be forfeited by the Optionee. Once vested, the Option may be exercised at any time and from time to time prior to the 10th anniversary of the date hereof, or such earlier time as is provided in the Plan. Options may only be exercised with respect to whole Shares.

4. Manner of Exercise. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of the Option by the Optionee shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Optionee specifying the proposed date on which the Optionee desires to exercise the Option (the “Exercise Date”), the number of whole Shares with respect to which the Option is being exercised (the “Exercise Shares”) and the aggregate Exercise Price for such Exercise Shares or such other or different requirements as may be imposed by the Company. Unless otherwise determined by the Administrator, and subject to such other terms, representations and warranties as the Administrator may deem appropriate, (i) on or before the Exercise Date, the Optionee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the aggregate Exercise Price plus, if required by the Administrator, any required withholding taxes or other similar taxes, charges or fees (including, if made available by the Company, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Optionee may exercise the Option by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market, or other net cashless exercise or tax withholding arrangements) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

5. Non-Assignability. The Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	CuriosityStream Inc.
8484 Georgia Ave., Ste. 700
Silver Spring, MD 20910
Attn: General Counsel

And to the Optionee at the most recent address the Optionee has provided to the Company. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

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9. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10. Authorization To Share Personal Data. The Optionee authorizes the Company and any Affiliate of the Company that employs the Optionee or that otherwise has or lawfully obtains personal data relating to the Optionee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

11. No Rights as Stockholder; No Voting Rights. The Optionee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Option until the exercise of the Option and delivery of the Exercise Shares.

12. Recoupment. The Options (and gains earned or accrued in connection with the Options) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board (or committee thereof) from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to the Options at the time of adoption of such policies, or on a prospective basis only. The Optionee shall also forfeit and disgorge to the Company the Options and any gains earned or accrued due to the exercise of the Options or the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 12 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

13. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Optionee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

14. Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Optionee and the Company.

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IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

CURIOSITYSTREAM INC.	OPTIONEE

By:
Its:

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